Exhibit 99

April 27, 2005

HELMERICH & PAYNE, INC. ANNOUNCES SECOND QUARTER RESULTS
AND NEW RIG CONSTRUCTION FOR CONOCOPHILLIPS

      Helmerich & Payne, Inc. reported net income of $22,350,000 ($0.43 per diluted share) from operating revenues of $185,450,000 for its second fiscal quarter ended March 31, 2005, compared with net income of $6,048,000 ($0.12 per diluted share) from operating revenues of $143,024,000 during last year’s second fiscal quarter ended March 31, 2004. Included in net income were gains from the sale of portfolio securities and drilling equipment of $0.01 per share for this year’s second quarter and $0.09 per share for last year’s second quarter.

      For the six months ended March 31, 2005, the Company reported net income of $61,660,000 ($1.20 per diluted share) from operating revenues of $360,129,000, compared with net income of $12,636,000 ($0.25 per diluted share) from operating revenues of $277,297,000 during the first six months ended March 31, 2004. Included in net income were gains from the sale of portfolio securities and drilling equipment of $0.45 per share for the first six months of fiscal 2005 and $0.16 per share for the first six months of fiscal 2004.

      Company President and CEO, Hans Helmerich commented, “The U.S. land business continues to improve, fueled by strong energy prices. Customers are paying more for rigs across the board and are particularly attracted to the consistent performance and added drilling efficiency that our fleet offers. During the second quarter, cash margins for our U.S. land fleet increased by $1,381 over the previous quarter, driving operating income up by 40% during that same period.

      As expected, our U.S. platform business was steady during the second quarter, while our international segment results were hampered by a $1,555,000 Venezuelan currency revaluation expense, reduction in operating income in Bolivia and Equatorial Guinea, and expenses associated with terminating operations in Chad and Hungary.”

      As previously announced on March 23rd, the Company has been contracted by Williams Production RMT Company to operate 10 new FlexRig4s®, each under three-year term contracts at a fixed dayrate plus certain conditional incentive payments based upon savings realized by Williams. The first rig is scheduled for completion by November 2005, with the remaining nine expected to be delivered to the field at the rate of one per month thereafter.

      The Company announced today that it had received a letter of intent from ConocoPhillips to operate three new FlexRig4 drilling rigs. ConocoPhillips will contract the new FlexRig4s on three-year term contracts for work in the San Juan Basin in northwestern New Mexico. The Company expects to deliver one new rig per month starting November 2005. The new rigs and transportation equipment are expected to cost the Company approximately $9.5 million each.

      Mr. Helmerich added, “We are pleased to be awarded the contract resulting in the construction of three new FlexRig4 rigs for ConocoPhillips. This work represents further validation of the FlexRig’s superior field performance and drilling efficiencies. Building on strong customer satisfaction with our existing 50 FlexRigs, these new FlexRig4s will provide enhanced project economics for the customer and allow us to secure term contracts with attractive financial returns for our shareholders.”

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April 27, 2005
News Release

      Helmerich & Payne, Inc. (HP/NYSE) is a contract drilling company that owns 91 U.S. land rigs, 11 U.S. platform rigs located in the Gulf of Mexico, 26 rigs located in South America, for a total of 128 rigs. Included in the total fleet of 128 rigs are 50 H&P-designed and operated FlexRigs.

      Helmerich & Payne, Inc.’s conference call/webcast is scheduled for this morning and can be accessed at http://www.hpinc.com under Investor Relations and will begin at 11:00 a.m. ET (10:00 a.m. CT). If you are unable to participate during the live webcast, the call will be archived for a year on H&P’s website indicated above.

      The information to be disclosed in the conference call and webcast shall include forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks and uncertainties, as disclosed by H&P in its Form 10-K filed with the Securities and Exchange Commission on December 13, 2004. As a result of these factors, H&P’s actual results may differ materially from those indicated or implied by such forward-looking statements.

*FlexRig® is a registered trademark of Helmerich & Payne, Inc.

Contact: Doug Fears
(918) 588-5208

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News Release
April 27, 2005

HELMERICH & PAYNE, INC.
Unaudited
(in thousands, except per share data)

	Three Months Ended			Six Months Ended
	Dec. 31	March 31		March 31
CONSOLIDATED STATEMENTS OF INCOME	2004	2005	2004	2005	2004
Operating Revenues:
Drilling – U.S. Land	$109,188	$122,394	$82,477	$231,582	$157,410
Drilling – U.S. Offshore	20,356	18,649	18,675	39,005	39,377
Drilling – International	42,471	41,799	39,311	84,270	75,272
Real Estate	2,664	2,608	2,561	5,272	5,238

	174,679	185,450	143,024	360,129	277,297

Operating costs and expenses:
Operating costs	111,252	114,321	104,950	225,573	198,731
Depreciation	23,262	23,950	23,402	47,212	45,670
General and administrative	9,246	9,593	9,789	18,839	18,891

	143,760	147,864	138,141	291,624	263,292

Operating income	30,919	37,586	4,883	68,505	14,005

Other income (expense):
Interest and dividend income	961	1,193	516	2,154	1,161
Interest expense	(3,309)	(3,246)	(3,112)	(6,555)	(6,334)
Gain on sale of investment securities	26,349	(36)	7,072	26,313	11,976
Income from asset sales	10,816	971	755	11,787	1,636
Other	(2)	348	109	346	118

	34,815	(770)	5,340	34,045	8,557

Income before income taxes and equity in income (loss) of affiliates	65,734	36,816	10,223	102,550	22,562
Income tax provision	27,130	15,153	4,484	42,283	9,615
Equity in income (loss) of affiliates net of income taxes	706	687	309	1,393	(311)

NET INCOME	$39,310	$22,350	$6,048	$61,660	$12,636

Earnings (loss) per common share:
Basic	$0.78	$0.44	$0.12	$1.22	$0.25
Diluted	$0.77	$0.43	$0.12	$1.20	$0.25

Average common shares outstanding:
Basic	50,543	50,955	50,263	50,747	50,209
Diluted	51,256	51,891	50,903	51,571	50,784

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News Release
April 27, 2005

HELMERICH & PAYNE, INC.
Unaudited
(in thousands)

CONSOLIDATED CONDENSED BALANCE SHEETS	3/31/05	9/30/04
ASSETS
Cash and cash equivalents	$208,453	$65,296
Other current assets	184,479	180,590

Total current assets	392,932	245,886

Investments	157,076	161,532
Net property, plant, and equipment	959,487	998,674
Other assets	662	752

TOTAL ASSETS	$1,510,157	$1,406,844

LIABILITIES AND SHAREHOLDERS’ EQUITY
Total current liabilities	$55,721	$59,903
Total noncurrent liabilities	264,736	232,831
Long-term notes payable	200,000	200,000
Total shareholders’ equity	989,700	914,110

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,510,157	$1,406,844

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News Release
April 27, 2005

HELMERICH & PAYNE, INC.
Unaudited
(in thousands)

	Six Months Ended
	March 31
CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS	2005	2004
OPERATING ACTIVITIES:
Net Income	$61,660	$12,636
Depreciation	47,212	45,670
Changes in assets and liabilities	9,901	(8,067)
Gain on sale of assets and investment securities	(38,100)	(11,666)
Non-monetary investment gain	—	(1,946)
Other	(2,584)	546

Net cash provided by operating activities	78,089	37,173

INVESTING ACTIVITIES:
Capital expenditures	(22,693)	(52,657)
Purchase of investments	(5,000)	—
Proceeds from sale of assets and investment securities	89,298	16,940

Net cash provided by (used in) investing activities	61,605	(35,717)

FINANCING ACTIVITIES:
Payments of short-term notes	—	(5,000)
Dividends paid	(8,380)	(8,050)
Proceeds from exercise of stock options	11,843	3,963

Net cash provided by (used in) financing activities	3,463	(9,087)

Net increase (decrease) in cash and cash equivalents	143,157	(7,631)
Cash and cash equivalents, beginning of period	65,296	38,189

Cash and cash equivalents, end of period	$208,453	$30,558

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News Release
April 27, 2005

SEGMENT REPORTING	Three Months Ended			Six Months Ended
	Dec. 31	March 31		March 31
	2004	2005	2004	2005	2004
	(in thousands, except days and per day amounts)
US LAND OPERATIONS
Revenues	$109,188	$122,394	$82,477	$231,582	$157,410
Direct operating expenses	66,978	69,695	60,943	136,673	114,433
General and administrative expense	1,866	1,839	1,867	3,705	3,792
Depreciation	14,756	15,063	13,920	29,819	26,983

Operating income	$25,588	$35,797	$5,747	$61,385	$12,202

Activity days	7,588	7,589	6,758	15,177	13,038
Average rig revenue per day	$13,363	$15,018	$11,218	$14,191	$11,236
Average rig expense per day	$7,800	$8,074	$8,032	$7,938	$7,940
Average rig margin per day	$5,563	$6,944	$3,186	$6,253	$3,296
Rig utilization	92%	94%	86%	93%	83%

US OFFSHORE OPERATIONS
Revenues	$20,356	$18,649	$18,675	$39,005	$39,377
Direct operating expenses	12,847	10,992	10,997	23,839	23,719
General and administrative expense	834	817	767	1,651	1,496
Depreciation	2,507	2,668	3,031	5,175	6,070

Operating income	$4,168	$4,172	$3,880	$8,340	$8,092

Activity days	563	450	455	1,013	915
Average rig revenue per day	$25,793	$29,297	$28,644	$27,350	$30,617
Average rig expense per day	$14,251	$14,928	$14,481	$14,552	$16,041
Average rig margin per day	$11,542	$14,369	$14,163	$12,798	$14,576
Rig utilization	56%	45%	42%	51%	42%

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News Release
April 27, 2005

SEGMENT REPORTING	Three Months Ended			Six Months Ended
	Dec. 31	March 31		March 31
	2004	2005	2004	2005	2004
	(in thousands, except days and per day amounts)
INTERNATIONAL OPERATIONS
Revenues	$42,471	$41,799	$39,311	$84,270	$75,272
Direct operating expenses	30,855	32,920	32,056	63,775	58,728
General and administrative expense	653	497	561	1,150	1,189
Depreciation	4,766	4,800	5,139	9,566	10,160

Operating income	$6,197	$3,582	$1,555	$9,779	$5,195

Activity days	1,823	1,728	1,473	3,551	3,007
Average rig revenue per day	$19,208	$19,430	$21,849	$19,316	$20,441
Average rig expense per day	$13,346	$13,672	$16,645	$13,504	$14,988
Average rig margin per day	$5,862	$5,758	$5,204	$5,812	$5,453
Rig utilization	71%	71%	51%	71%	52%

Per day calculations for international operations exclude gains and losses from translation of foreign currency transactions.

Operating statistics exclude the effects of offshore platform and international management contracts, and do not include reimbursements of “out-of-pocket” expenses in revenue per day, expense per day and margin calculations.

Reimbursed amounts were as follows:

US Land Operations	$7,789	$8,419	$6,666	$16,208	$10,918
US Offshore Operations	$1,471	$1,410	$1,551	$2,881	$3,152
International Operations	$3,099	$3,794	$3,510	$6,893	$6,771

REAL ESTATE
Revenues	$2,664	$2,608	$2,561	$5,272	$5,238
Direct operating expenses	1,027	1,174	954	2,201	1,851
Depreciation	562	573	561	1,135	1,085

Operating income	$1,075	$861	$1,046	$1,936	$2,302

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News Release
April 27, 2005

The following table reconciles operating income per the information above to income before income taxes and equity in income (loss) of affiliates as reported on the Consolidated Statements of Income (in thousands).

SEGMENT REPORTING	Three Months Ended			Six Months Ended
	Dec. 31	March 31		March 31
	2004	2005	2004	2005	2004
Operating income
US Land	$25,588	$35,797	$5,747	$61,385	$12,202
US Offshore	4,168	4,172	3,880	8,340	8,092
International	6,197	3,582	1,555	9,779	5,195
Real Estate	1,075	861	1,046	1,936	2,302

Segment operating income	$37,028	$44,412	$12,228	$81,440	$27,791
Corporate general and administrative	(5,893)	(6,440)	(6,594)	(12,333)	(12,414)
Other depreciation	(671)	(846)	(751)	(1,517)	(1,372)
Inter-segment elimination	455	460	—	915	—

Operating income	$30,919	$37,586	$4,883	$68,505	$14,005

Other income (expense):
Interest and dividend income	961	1,193	516	2,154	1,161
Interest expense	(3,309)	(3,246)	(3,112)	(6,555)	(6,334)
Gain on sale of investment securities	26,349	(36)	7,072	26,313	11,976
Income from asset sales	10,816	971	755	11,787	1,636
Other	(2)	348	109	346	118

Total other income (expense)	34,815	(770)	5,340	34,045	8,557

Income before income taxes and equity in income (loss) of affiliates	$65,734	$36,816	$10,223	$102,550	$22,562

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